UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2026
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CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)
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001-42188
(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5080 Spectrum Drive, Suite 1200W
Addison, TX, 75001
(Address of principal executive offices) (Zip code)

(972) 364-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, effective November 1, 2026, (i) Matthew DiCanio, the President and Chief Financial Officer of Concentra Group Holdings Parent, Inc. (the “Company”), will serve as the Company’s President and Chief Executive Officer and (ii) Keith Newton will transition from Chief Executive Officer of the Company to serve as the Executive Chairman of the Company’s Board of Directors (“Board”). On September 8, 2026, the Company announced the appointment of Tanner Newton as Executive Vice President and Chief Financial Officer of the Company, effective November 1, 2026 (the “Effective Date”).
Mr. T. Newton, age 34, currently serves as the Company’s Senior Vice President, Strategy & Finance, a position he has held since January 2025. Prior to joining the Company, Mr. T. Newton served as a Principal at Tailwater Capital LLC, a Dallas-based private equity firm, from January 2017 to January 2025. Prior to joining Tailwater Capital LLC, Mr. T. Newton served as Investment Banking Analyst at Piper Sandler & Co., an investment bank, from July 2014 to January 2017. Mr. T. Newton holds a Master of Science in Finance from Texas A&M University and a Bachelor of Business Administration, Accounting and Business Honors from Texas A&M University.
There are no arrangements or understandings with any person pursuant to which Mr. T. Newton was appointed as the Company’s Executive Vice President and Chief Financial Officer. Mr. T. Newton is the son of Mr. K. Newton, a member of the Board and the Company’s current Chief Executive Officer. Other than Mr. T. Newton’s existing employment with the Company, there are no transactions since the beginning of the Company's last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. T. Newton or any member of Mr. T. Newton’s immediate family had or will have a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company expects to enter into an employment agreement with Mr. T. Newton in connection with his appointment as Executive Vice President and Chief Financial Officer. The terms of such employment agreement, including Mr. T. Newton's compensation, will be disclosed in a Current Report on Form 8-K to be filed by the Company following execution of the employment agreement.
Item 7.01 Regulation FD Disclosure
The Company issued a press release on September 8, 2026, furnished as Exhibit 99.1, and incorporated herein by reference, regarding Mr. T. Newton’s appointment as the Company’s Executive Vice President and Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of September 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: September 8, 2026	By:	/s/ Timothy Ryan
Timothy Ryan
Executive Vice President and Chief Legal Counsel